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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): July 6, 2007

MEDirect Latino, Inc.
(Exact name of small business issuer as specified in its charter)

Florida	000-51795	20-1327083
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2101 West Atlantic Boulevard, Suite 101, Pompano Beach, FL 33069
(Address of principal executive offices)

954-321-3540
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 5.02 Departure of Certain Officers, Election of Director, Appointment of Certain Officers

The board nominated and approved Mr. Henry R. Autry as a director to fill the board vacancy created by Mr. Ruben King-Shaw’s resignation as Chairman on June 25, 2007,.  Mr. Autry is the CEO of Contrado Partners, a global consulting firm based in Chicago. He previously served as CEO of Brigade Solutions; Senior Vice President and General Manager of World Wide Travelers Cheque Group of American Express Company; President and COO of Release International; Senior Vice President and Chief Administrative Officer of Baxter International with global responsibility for manufacturing, logistics, and IT; and Head of Worldwide Sales at FedEx. Mr. Autry is an experienced public director having most recently served on the board of Hyperion Solutions (NASDAQ: HYSL) from 2000 until 2007 when the company was acquired by Oracle Corp. for $2.4 billion.   Additionally, Mr. Autry serves on the board of Trinity Healthcare, a $6 billion hospital system.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDirect Latino, Inc.

Dated: July 6, 2007
By:	/s/ Charles W. Hansen III
Charles W. Hansen III
President